EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Conolog Corporation. on Form S-8 of our report dated October 13, 1997 and December 11, 1997, appearing in the Annual Report on Form 10-K/A of Conolog Corporation for the year ended July 31, 1997.





Rosenberg Rich Baker
Berman & Company
February 20, 1998